Exhibit 99.1

duostech	FOR IMMEDIATE RELEASE

Duos Technologies Group Reports First Quarter 2024 Results

Key progress on strategic initiatives and intellectual property sets the foundation for an expected improvement in results for the balance of the year.

JACKSONVILLE, FL / Globe Newswire / May 13, 2024 - Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT), a provider of machine vision and artificial intelligence that analyzes fast moving vehicles, reported financial results for the first quarter (“Q1 2024”) ended March 31, 2024.

First Quarter 2024 and Recent Operational Highlights

•	Notified of an award for an additional Railcar Inspection Portal (“rip®” or “RIP®”) system in a new industrial application environment. The contract is expected to be valued at approximately $2.7 million and installed in 2024. This addition to the Duos portfolio of RIPs currently deployed in North America expands the potential addressable market outside of the traditional passenger and freight rail operators.
•	Granted further, wide ranging, Patent for "Device to Capture High Resolution images of a Train as it passes through an Inspection Portal" bringing the total number of patents for the RIP technology to 10, covering all aspects of the automated visual inspection of railcars. The Company has a further 6 patents pending for visualization of moving objects.
•	Over 2.4 million comprehensive railcar scans performed in the first quarter across 13 portals, of which more than 386,000 were unique railcars. This metric encompasses all railcars scanned at locations across the U.S., Canada, and Mexico, representing approximately 24% of the total freight car population in North America.
•	Released an article sponsored by Dell Technologies in Forbes magazine (“AI at the Edge; The New Vanguard of Railway Innovation”). Duos was also featured in a Dell Technologies customer profile, highlighting how the Company is performing Artificial Intelligence (“AI”) based railcar inspections at the Edge, enhancing railroad safety.
•	Formed a new business, “Duos Edge AI, Inc.”, as a subsidiary of Duos Technologies Group, that plans to build and operate Edge Data Centers (“EDCs”) that provide Edge colocation data services. Duos is currently in negotiations with several large telecommunications companies to support the rollout of AI Information Technology (“IT”) infrastructure at the Edge, using our existing in-house expertise to support the massive demand for AI, Edge computing, and 5G rollout. This is aligned with our strategy to be an important part of the overall AI value chain.
•	As of the end of the first quarter, the Company had $10 million of revenue in backlog and near-term extensions and renewals, and expects $7 million to be recognized during the remainder of 2024.

First Quarter 2024 Financial Results

It should be noted that the following Financial Results represent the consolidation of the Company with its subsidiary Duos Technologies, Inc.

Total revenues for Q1 2024 decreased 60% to $1.07 million compared to $2.64 million in the first quarter of 2023 (“Q1 2023”). Total revenue for Q1 2024 represents an aggregate of approximately $270,000 of technology systems revenue and approximately $800,000 in recurring services and consulting revenue. The revenue decrease in the first quarter, compared to the same quarter last year, is mainly due to timing in revenue recognition for a major customer, with postponed delivery expected to be booked in Q4 2024. The 2% decline in recurring revenue services and consulting revenue for the same comparison period is due to the transition from certain services revenue to subscription.

Cost of revenues for Q1 2024 decreased 54% to $0.98 million compared to $2.11 million for Q1 2023. The decrease in cost of revenues was driven by a similar decrease in technology systems revenue primarily stemming from the manufacturing of two high-speed, transit-focused Railcar Inspection Portals.

Gross margin for Q1 2024 decreased 82% to $94,000 compared to $537,000 for Q1 2023 reflecting the decline in revenues and the equivalent lower costs that were largely in-line with the revenue decrease. The gross margin was improved in our technology systems business despite the relatively small revenue recorded.

Operating expenses for Q1 2024 increased 6% to $2.86 million compared to $2.68 million for Q1 2023. The increase in expenses is attributed to investment in sales resources for expanding the commercial team. This was offset by reductions in R&D and administrative costs due to the completion of certain activities and the impact of previously implemented cost reductions. Stable operating expenses are expected for the remainder of 2024 while we continue to focus on further efficiencies to support anticipated revenue growth.

Net operating loss for Q1 2024 totaled $2.76 million compared to net operating loss of $2.15 million for Q1 2023. Operating losses were higher than the comparative quarter a year ago, but the increase was proportionally less than the relative decrease in revenues and gross margin should have produced.

Net loss for Q1 2024 totaled $2.75 million compared to net loss of $2.14 million for Q1 2023. The 28% increase in net loss was mostly attributed to the decrease in revenues as described above from timing delays along with growing expenses but was smaller than expected as we were successful in driving higher margins from our project business, a trend which is expected to continue.

Cash and cash equivalents at March 31, 2024 totaled $2.98 million compared to $2.44 million at December 31, 2023. In addition, the Company had over $1.5 million in receivables and contract assets for a total of approximately $4.5 million in cash and expected short-term liquidity.

Financial Outlook

At the end of the first quarter, the Company’s contracts in backlog and near-term renewals and extensions is now more than $10 million in revenue, of which approximately $7 million is expected to be recognized during the remainder of 2024. The balance of contract backlog is comprised of multi-year service and software agreements as well as project revenues.

Duos anticipates an improvement in operating results to be reflected over the course of the full year in 2024. As a result of timing and other factors, the Company expects revenues in the second quarter of 2024 to be in-line with the first quarter of 2024 before ramping up in the latter half of the year.

Management Commentary

"The Company made solid progress in Q1 particularly in the area of new business development, patent awards and building the foundation for our subscription data offering." said Chuck Ferry, Duos CEO. “While our Q1 results were anticipated, my expectation is that we will deliver growth, particularly in the second half as the results of all our initiatives become booked revenues as indicated by the increase in backlog.”

Conference Call

The Company’s management will host a conference call today, May 13, 2024, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Monday, May 13, 2024

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in: 877-407-3088

International dial-in: 201-389-0927

Confirmation: 13746314

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization.

If you have any difficulty connecting with the conference call, please contact DUOT@duostech.com.

The conference call will be broadcast live via telephone and available for online replay via the investor section of the Company's website here.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiary, Duos Technologies, Inc., designs, develops, deploys and operates intelligent vision-based technology solutions using Machine Vision and Artificial Intelligence (“AI”) to analyze fast moving freight, passenger and transit trains and trucks streamlining operations, improving safety and reducing costs. The Company provides cutting edge solutions that automate the mechanical and security inspection of fast-moving trains, trucks and automobiles through a broad range of proprietary hardware, software, information technology and artificial intelligence. For more information, visit www.duostech.com.

Forward- Looking Statements

This news release includes forward-looking statements regarding the Company's financial results and estimates and business prospects that involve substantial risks and uncertainties that could cause actual results to differ materially. Forward-looking statements relate to future events and typically address the Company's expected future business and financial performance. The forward-looking statements in this news release relate to, among other things, information regarding anticipated timing for the installation, development and delivery dates of our systems; anticipated entry into additional contracts; anticipated effects of macro-economic factors (including effects relating to supply chain disruptions and inflation); timing with respect to revenue recognition; trends in the rate at which our costs increase relative to increases in our revenue; anticipated reductions in costs due to changes in the Company's organizational structure; potential increases in revenue, including increases in recurring revenue; potential changes in gross margin (including the timing thereof); statements regarding our backlog and potential revenues deriving therefrom; and statements about future profitability and potential growth of the Company. Words such as "believe," "expect," "anticipate," "should," "plan," "aim," "will," "may," "should," "could," "intend," "estimate," "project," "forecast," "target," "potential" and other words and terms of similar meaning, typically identify such forward-looking statements. Forward-looking statements involve risks and uncertainties and there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the Company's ability to continue as a going concern, the Company's ability to generate sufficient cash to continue and expand operations, the competitive environment generally and in the Company's specific market areas, changes in technology, the availability of and the terms of financing, changes in costs and availability of goods and services, economic conditions in general and in the Company's specific market areas, changes in federal, state and/or local government laws and regulations potentially affecting the use of the Company's technology, changes in operating strategy or development plans and the ability to attract and retain qualified personnel. The Company cautions that the foregoing list of risks, uncertainties and factors is not exclusive. Additional information concerning these and other risk factors is contained in the Company's most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other filings filed by the Company with the U.S. Securities and Exchange Commission (the "SEC"), which are available at the SEC's website, http://www.sec.gov. The Company believes its plans, intentions and expectations reflected in or suggested by these forward-looking statements are based on reasonable assumptions. No assurance, however, can be given that the Company will achieve or realize these plans, intentions or expectations. Indeed, it is likely that some of the Company's assumptions may prove to be incorrect. The Company's actual results and financial position may vary from those projected or implied in the forward-looking statements and the variances may be material. Each forward-looking statement speaks only as of the date of the particular statement. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2024	2023

REVENUES:
Technology systems	$269,855	$1,827,764
Services and consulting	800,825	816,524

Total Revenues	1,070,680	2,644,288

COST OF REVENUES:
Technology systems	583,437	1,767,209
Services and consulting	392,611	339,907

Total Cost of Revenues	976,048	2,107,116

GROSS MARGIN	94,632	537,172

OPERATING EXPENSES:
Sales and marketing	553,486	307,577
Research and development	382,142	404,885
General and Administration	1,920,050	1,971,508

Total Operating Expenses	2,855,678	2,683,970

LOSS FROM OPERATIONS	(2,761,046)	(2,146,798)

OTHER INCOME (EXPENSES):
Interest expense	(445)	(1,180)
Other income, net	9,182	4,295

Total Other Income (Expenses)	8,737	3,115

NET LOSS	$(2,752,309)	$(2,143,683)

Basic and Diluted Net Loss Per Share	$(0.38)	$(0.30)

Weighted Average Shares-Basic and Diluted	7,306,949	7,156,876

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2024	2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$2,977,592	$2,441,842
Accounts receivable, net	596,090	1,462,463
Contract assets	912,046	641,947
Inventory	1,502,337	1,526,165
Prepaid expenses and other current assets	398,856	184,478

Total Current Assets	6,386,921	6,256,895

Property and equipment, net	645,342	726,507
Operating lease right of use asset	4,289,807	4,373,155
Security deposit	550,000	550,000

OTHER ASSETS:
Note Receivable, net	155,625	153,750
Patents and trademarks, net	127,357	129,140
Software development costs, net	587,388	652,838
Total Other Assets	870,370	935,728

TOTAL ASSETS	$12,742,440	$12,842,285

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$179,916	$595,634
Notes payable - financing agreements	183,763	41,976
Accrued expenses	240,483	164,113
Operating lease obligations-current portion	783,944	779,087
Contract liabilities	1,692,940	1,666,243

Total Current Liabilities	3,081,046	3,247,053

Operating lease obligations, less current portion	4,141,555	4,228,718

Total Liabilities	7,222,601	7,475,771

Commitments and Contingencies (Note 4)

STOCKHOLDERS' EQUITY:
Preferred stock: $0.001 par value, 10,000,000 shares authorized, 9,441,000 shares available to be designated
Series A redeemable convertible preferred stock, $10 stated value per share, 500,000 shares designated; 0 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.30 per share	—	—
Series B convertible preferred stock, $1,000 stated value per share, 15,000 shares designated; 0 and 0 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $7 per share	—	—
Series C convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $5.50 per share	—	—
Series D convertible preferred stock, $1,000 stated value per share, 4,000 shares designated; 1,919 and 1,299 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $3 per share	2	1
Series E convertible preferred stock, $1,000 stated value per share, 30,000 shares designated; 13,625 and 11,500 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $3 per share	14	12
Series F convertible preferred stock, $1,000 stated value per share, 5,000 shares designated; 0 and 0 issued and outstanding at March 31, 2024 and December 31, 2023, respectively, convertible into common stock at $6.20 share	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized, 7,315,318 and 7,306,663 shares issued, 7,313,994 and 7,305,339 shares outstanding at March 31, 2024 and December 31, 2023, respectively	7,315	7,306
Additional paid-in-capital	72,025,821	69,120,199
Accumulated deficit	(66,355,861)	(63,603,552)
Sub-total	5,677,291	5,523,966
Less: Treasury stock (1,324 shares of common stock at March 31, 2024 and December 31, 2023)	(157,452)	(157,452)
Total Stockholders' Equity	5,519,839	5,366,514

Total Liabilities and Stockholders' Equity	$12,742,440	$12,842,285

DUOS TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,
	2024	2023

Cash from operating activities:
Net loss	$(2,752,309)	$(2,143,683)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	158,208	116,588
Stock based compensation	159,320	75,128
Stock issued for services	37,500	32,500
Amortization of operating lease right of use asset	83,348	77,101
Changes in assets and liabilities:
Accounts receivable	866,373	2,700,917
Note receivable	(1,875)	—
Contract assets	(270,099)	(1,000,590)
Inventory	23,828	(101,167)
Prepaid expenses and other current assets	57,944	228,941
Accounts payable	(415,718)	(1,008,207)
Accrued expenses	76,370	(85,371)
Operating lease obligation	(82,306)	(8,107)
Contract liabilities	26,697	1,108,864

Net cash used in operating activities	(2,032,719)	(7,086)

Cash flows from investing activities:
Purchase of patents/trademarks	(980)	(7,339)
Purchase of software development	—	(212,067)
Purchase of fixed assets	(8,830)	(41,738)

Net cash used in investing activities	(9,810)	(261,144)

Cash flows from financing activities:
Repayments on financing agreements	(130,535)	(201,485)
Repayment of finance lease	—	(11,285)
Stock issuance cost	(36,188)	(299,145)
Proceeds from preferred stock issued	2,745,002	4,000,000

Net cash provided by financing activities	2,578,279	3,488,085

Net increase in cash	535,750	3,219,855
Cash, beginning of period	2,441,842	1,121,092
Cash, end of period	$2,977,592	$4,340,947

Supplemental Disclosure of Cash Flow Information:
Interest paid	$—	$1,180
Taxes paid	$—	$—

Supplemental Non-Cash Investing and Financing Activities:
Notes issued for financing of insurance premiums	$272,322	$320,004